Exhibit 32.2

ANTARES PHARMA, INC.

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Robert F. Apple, the Chief Financial Officer of Antares Pharma, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 6th day of November, 2013.

/s/ Robert F. Apple
Robert F. Apple
Executive Vice President and Chief Financial Officer